UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39897	85-2838301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 South 500 West, Suite 150 Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

(888) 927-7296

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Hamer as Chief Financial Officer; Resignation of Steven Hansen as Chief Financial Officer

Effective October 10, 2022, Andrew Hamer was appointed as Sarcos Technology and Robotics Corporation’s (the “Company”) Chief Financial Officer. In connection with Mr. Hamer’s appointment, Steven Hansen ceased to be the Company’s Chief Executive Officer, effective as of October 10, 2022. Mr. Hansen’s departure from his service as Chief Financial Officer is not the result of any material disagreement with the Company regarding its operations, policies or practices.

A copy of the press release announcing the management change, is attached hereto as Exhibit 99.1.

Mr. Hamer, 58, most recently served as the Chief Financial Officer of Velodyne Lidar, a Nasdaq-listed lidar company, a position he has held from April 2019 to May 2022. Mr. Hamer previously served as the Chief Financial Officer for Anomali Inc., a private SaaS-based cybersecurity company, from September 2017 to September 2018, and as Chief Financial Officer for Sungevity Inc., a private technology company selling and installing solar energy systems from September 2016 to the company’s sale on August 2017. Mr. Hamer currently serves on the board of directors of LightJump Acquisition Corporation, a Nasdaq-listed special purpose acquisition company. Mr. Hamer holds a Bachelor of Science degree from Binghamton University and Master of Accounting from Florida International University.

There are no family relationships between Mr. Hamer and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Hamer that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Hamer and any other persons pursuant to which he was selected as Chief Financial Officer.

Hamer Employment Agreement

In connection with his appointment as Chief Financial Officer, Mr. Hamer, Sarcos Corp. (a wholly-owned subsidiary of the Company), and the Company entered into an employment agreement (the “Hamer Employment Agreement”), which is attached as Exhibit 10.1 hereto. The Hamer Employment Agreement does not have a specific term and provides that Mr. Hamer is an at-will employee. Pursuant to the Hamer Employment Agreement, Mr. Hamer is entitled to an initial base salary of $400,000 per year and is eligible to receive an annual target bonus of 45% of Mr. Hamer’s then-current annual base salary. During the term of Mr. Hamer’s employment, and for so long as he is not a full-time permanent remote worker, Mr. Hamer shall be entitled to a monthly stipend in cash of $5,000 per month, less applicable tax withholding, to cover the cost of Mr. Hamer’s corporate housing costs in the Salt Lake City metropolitan area.

In connection with Mr. Hamer’s appointment as Chief Financial Officer, on the first Quarterly Vesting Date (as defined in the Hamer Employment Agreement) following Mr. Hamer’s start date, the Board will grant to Mr. Hamer (1) an option to purchase shares of the Company’s common stock with a value of $750,000 (the “Option”), which grant vests as to 25% of the shares subject to the Option on the first anniversary of the vesting commencement date, and as to 1/12th of the remaining 75% of the shares subject to the Option every Quarterly Vesting Date thereafter, subject to Mr. Hamer’s continued service and (2) an award of restricted stock units with respect to shares of the Company’s common stock with a value of $750,000 (the “RSU Award”), which award vests as to 25% of the award on the first anniversary of the vesting commencement date, and as to 1/12 of the remaining portion of the award every Quarterly Vesting Date thereafter, subject to Mr. Hamer’s continued service. The Option will have an exercise price per share equal to the closing price per share of Company common stock on the grant date. The number of shares subject to the Option is calculated by dividing $750,000 by the Black Scholes factor calculated based on the closing price per share of Company common stock on the grant date, and with respect to the RSU Award, by dividing $750,000 by the closing price per share of the Company common stock on the grant date, with each such quotient rounded to the nearest whole share. The equity awards described in this paragraph will be granted subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and applicable forms of award agreement.

If, within the period beginning three months before and ending 12 months after a change in control (the “Change in Control Period”), Mr. Hamer’s employment is terminated without “cause” (excluding by reason of death or “disability”) or Mr. Hamer resigns for “good reason” (as such terms are defined in the Hamer Employment Agreement), Mr. Hamer will become entitled to the following benefits:

•	a lump-sum payment equal to 12 months of his annual base salary at the highest rate in effect during the term of the Hamer Employment Agreement;

•

a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which his termination of employment occurs or, if such amount is greater, as in effect for the fiscal year in which the change in control occurs; provided, in either case, the Company has not previously paid Mr. Hamer a bonus corresponding to such fiscal year;

•

reimbursement for the premium costs to continue health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 12 months following his termination date; and

•

100% accelerated vesting of all outstanding equity awards with performance-based vesting assuming all performance criteria had been achieved at target levels, unless otherwise specified in the award agreements governing such equity awards, and 100% accelerated vesting of all other outstanding equity awards.

If, outside the Change in Control Period, Mr. Hamer’s employment is terminated without cause (excluding by reason of death or disability) or Mr. Hamer resigns for good reason, Mr. Hamer will become entitled to the following benefits:

•	continued payment of his annual base salary at the highest rate in effect during the term of the Hamer Employment Agreement for a period of 6 months following his termination date; and

•

reimbursement for the premium costs to continue health coverage under COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 6 months following his termination date.

The receipt of the payments and benefits above is conditioned on Mr. Hamer’s timely signing and not revoking a release of claims, and complying with his confidentiality agreement.

In addition, if any of the payments or benefits provided for under the Hamer Employment Agreement or otherwise payable to Mr. Hamer would constitute “parachute payments” within the meaning of Section 280G of the Code, and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Hamer’s employment agreement does not require us to provide any tax gross-up payments to him.

The foregoing description of the Hamer Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

The Company announces material information to the public through a variety of means, including filings with the SEC, public conference calls, the Company’s website (www.sarcos.com), its investor relations website (https://www.sarcos.com/investor-relations/), and its news site (https://www.sarcos.com/company/news/#press-releases). The Company uses these channels, as well as its social media, including its Twitter (@Sarcos_Robotics) and LinkedIn accounts (https://www.linkedin.com/company/sarcos/), to communicate with investors and the public news and developments about the Company, its products and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated October 9, 2022, among Andrew Hamer, Sarcos Corp., and the Company.

99.1	Press Release, dated October 10, 2022, announcing CFO succession.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022

Sarcos Technology and Robotics Corporation

By:	/s/ Kiva Allgood
Name:	Kiva Allgood
Title:	Chief Executive Officer